UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 12, 2019
CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
175 Cabot Street - Suite 210, Lowell, Massachusetts 01854 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 954-5038

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(b)     At the Company’s 2019 Annual Meeting on February 12, 2019, of the 4,019,254 shares outstanding and entitled to vote, 3,817,797 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as certified by the Inspector of Elections for the Meeting, are as follows:

Item No. 1:	Election of five directors to serve until the Company’s 2020 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Withhold
Victor Dellovo	1,835,999	100,713
Ismail “Izzy” Azeri	1,719,646	217,066
Charles Blackmon	1,834,506	102,206
C. Shelton James	1,715,346	221,366
Marilyn T. Smith	1,179,675	217,037

Item No. 2:	Advisory vote to approve the compensation paid to the Company’s named executive officers, voted as follows:

For	Against	Abstain
1,447,316	481,030	8,366

Item No. 3:	To approve, on an advisory basis, the preferred frequency for holding advisory shareholder votes to approve the compensation paid to the Company's named executive officers, voted as follows:

1 Year	2 Years	3 Years	Abstain
1,364,056	8,002	561,000	3,654

Item No. 4:
To approve an amendment to the Company's 2015 Stock Incentive Plan ("the Plan") to increase the authorized number of shares of common stock available for issuance under the Plan by 300,000 shares, voted as follows:

For	Against	Abstain
1,477,180	454,285	5,247

Item No. 5:	Ratification of the appointment of RSM US, LLP as the Company’s independent auditors for fiscal 2019, voted as follows:

For	Against	Abstain
3,753,294	42,528	21,975

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP Inc.

By:   /s/ Gary W. Levine
Name:   Gary W. Levine
Title:     Secretary

Dated: February 14, 2019